EXHIBIT 23.1

Consent of BPM LLP, Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-289947, 333-284304 and 333-283537) and on Form S-8 (333-286244, 333-266828, 333-235790 and 333-250046) of our report dated March 28, 2025, relating to the consolidated financial statements of Monopar Therapeutics Inc. as of December 31, 2025, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP
BPM LLP

Santa Rosa, California

March 27, 2026